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                                  No. 03-1610

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                                     In The
                         UNITED STATES COURT OF APPEALS
                             FOR THE SIXTH CIRCUIT
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SIMON PROPERTY GROUP, INC., and
SIMON PROPERTY ACQUISITIONS, INC.,
        Plaintiffs-Appellees,

   v.

TAUBMAN CENTERS, INC., A. ALFRED TAUBMAN,
ROBERT S. TAUBMAN, LISA A. PAYNE, GRAHAM T. ALLISON,
PETER KARMANOS, JR., WILLIAM S. TAUBMAN, ALLAN J. BLOOSTEIN,
JEROME A. CHAZEN, and S. PARKER GILBERT,
Defendants-Appellants.

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                  Appeal from the United States District Court
                Eastern District of Michigan, Southern Division

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                    BRIEF OF AMICUS CURIAE STATE OF MICHIGAN
                            IN SUPPORT OF APPELLANTS
                           AND IN SUPPORT OF REVERSAL

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                                 Michael A. Cox
                                 Attorney General

                                 Thomas L. Casey
                                 Solicitor General
                                 Co-Counsel

                                 Paul F. Novak
                                 Assistant Attorney General
                                 Consumer Protection Division
                                 P.O. Box 30213, Lansing, MI 48913
                                 517/335-0855

Dated: August 4, 2003

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

Table of Authorities ..........................................................i

Statement Of Amicus Curiae ....................................................1

Argument ......................................................................2

I.   The Formation Of A Group Is Not A Control Share Acquisition
Under The Michigan Act.........................................................3

II.  The Michigan Act Is Constitutional Without A "Deemed" Acquisition
Provision......................................................................8

Conclusion and Relief Sought .................................................11

Certificate Of Service .......................................................12

                              TABLE OF AUTHORITIES
                              --------------------

                                                                            Page
                                                                            ----
Cases

AMANDA ACQUISITION CORP. v. UNIVERSAL FOODS CORP., 877 F.2d 496, 503
  (7th Cir. 1989)..............................................................8

CTS CORP. v. DYNAMICS CORP. OF AMERICA, 481 U.S. 69 (1987) .................8, 9

IN RE CERTIFIED QUESTION FROM THE UNITED STATES COURT OF APPEALS FOR
  THE SIXTH CIRCUIT; KENNETH HENES SPECIAL PROJECTS PROCUREMENT, MARKETING
  AND CONSULTING CORPORATION V. CONTINENTAL BIOMASS INDUSTRIES, INC., 468
  Mich. 109; 659 N.W.2d 597 (2003).............................................4

Statutes

Mich. Comp. Laws ss. ss.450.1790(2) ...........................................7

Mich. Comp. Laws ss. ss.450.1790-.1799......................................1, 2

Mich. Comp. Laws ss.450.1790(2), .1791(1)......................................2

Mich. Comp. Laws ss.450.1791(1) ...............................................3

Official Comments to Ind. Code ss.23-1-42-1 (West 1989)........................6

Rules

Federal Rules of Appellate Procedure 29(a) ....................................1

Federal Rules of Appellate Procedure 29(e) ....................................1

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

                           STATEMENT OF AMICUS CURIAE
                           --------------------------

     This amicus curiae brief is respectfully submitted on behalf of the State of Michigan by the Attorney General of the State of Michigan.(1) The State of Michigan has an interest in this action because it involves the interpretation of a Michigan statute, not an Indiana statute, and the arguments of the Attorney General of the State of Indiana are wrong as a matter of law. The outcome of this appeal will significantly impact the rights of shareholders of publicly traded Michigan corporations.

     Rule 29(a) of the Federal Rules of Appellate Procedure grants the State of Michigan the right to file an amicus curiae brief without the consent of the parties or leave of the Court. The State of Michigan has sought leave, under Federal Rules of Appellate Procedure Rule 29(e), to file this brief later than the time specified in Rule 29(e) to respond to the issues recently raised by the Indiana Attorney General (in its brief filed on July 28, 2003) concerning the statutory interpretation of the Michigan Control Share Acquisitions Act, Mich. Comp. Laws ss.ss.450.1790-.1799 ("MCSAA" or "Michigan Act").

------------------
(1) The Michigan Attorney General files this amicus brief solely to express Michigan's opinion on the legal questions implicated in interpreting the MCSAA. The Attorney General expresses no view on the fact determinations rendered by the District Court.

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

                                    ARGUMENT
                                    --------

     The Michigan Control Share Acquisitions Act, Mich. Comp. Laws ss.ss. 450.1790-.1799, is clear and unambiguous. It regulates the voting rights of persons who acquire "control shares" in a "control share acquisition." SEE ID. ss. 450.1790(2), .1791(1). The Michigan Act makes no distinction between acquisitions made by a single person or by two or more persons acting as a group.

     The Indiana Attorney General argues that, in instances where a "control share acquisition" as defined under Michigan's statute has not occurred, such an acquisition can nonetheless be inferred by borrowing from "deemed acquisition" language set forth in SEC Rule 13d-5. But there is no language in the Michigan Act to suggest that it silently incorporates a "deemed acquisition" provision from the Federal securities reporting laws, or that the Michigan Act was intended to strip existing shareholders of the right to vote their previously-owned shares when they collectively voice their position on a corporate matter, such as a proposed takeover. The Michigan Act only applies to shares over which an acquiring person has acquired the ACTUAL power in fact to direct the vote. Accordingly, there is no justifiable basis for the INDIANA Attorney General's argument that the MICHIGAN Act should be read to silently incorporate a "deemed" acquisition provision from federal securities regulations.

I. THE FORMATION OF A GROUP IS NOT A CONTROL SHARE ACQUISITION UNDER THE MICHIGAN ACT

     The definition of a "control share acquisition" under the MCSAA is an "acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares." Mich. Comp. Laws ss.450.1791(1). The Michigan Act by its terms applies only to an "acquisition" of either: 1) shares; or 2) the power to direct the voting of shares. Quite obviously, for there to be an "acquisition," something must be acquired. Where two shareholders merely "align" or "unite" in a "group," neither shareholder has "acquired" voting power over the other's shares. Each shareholder is still free to vote however he or she chooses. And the mere fact that the aligned shareholders have elected to express their collective views, either for or against a proposed tender offer (although it may be a reportable event for Williams Act purposes), does not mean that they have triggered the "acquisition" language set forth in Section 791(1) of the MCSAA.

     The Indiana Attorney General argues that the Michigan Act should be read to incorporate a "deemed acquisition" concept from federal disclosure law because of an Official Comment to the Indiana Act. This argument should be rejected for several reasons.

     First, the Indiana Attorney General's argument ignores basic Michigan principles of strict statutory construction. In a certified question directed by this

Court to the Michigan Supreme Court, the latter Court recently set forth the standards for statutory construction that govern interpretation of Michigan statutes:


     A fundamental principle of statutory construction is that `a clear and unambiguous statute leaves no room for judicial construction or interpretation.' The statutory language must be read and understood in its grammatical context, unless it is clear that something different was intended. When a legislature has unambiguously conveyed its intent in a statute, the statute speaks for itself and there is no need for judicial construction; the proper role of a court is simply to apply the terms of the statute to the circumstances in a particular case.


IN RE CERTIFIED QUESTION FROM THE UNITED STATES COURT OF APPEALS FOR THE SIXTH CIRCUIT; KENNETH HENES SPECIAL PROJECTS PROCUREMENT, MARKETING AND CONSULTING CORPORATION v. CONTINENTAL BIOMASS INDUSTRIES, INC., 468 Mich. 109, 113; 659 N.W.2d 597, 600 (2003)(citations omitted). What the Indiana Attorney General wants this Court to do is rewrite the Michigan Act to delete the requirement that there be an ACTUAL acquisition of shares or voting power and to allow the court to "deem" the occurrence of an acquisition that never happened. But Appellees' "deemed acquisition" language expressly stated in SEC Rule 13d-5 is not in the Michigan Act, and there is no judicial license to import it. Such an importation of additional substantive language would alter the definition of "acquisition" in the MCSAA and violate the Michigan strict statutory construction principle that the statute should "speak for itself."

Secondly, Michigan's reading of the word
"acquisition" is buttressed by the further provision in the Michigan Act, which is absent from the Indiana statute, clarifying that a transfer of voting power "without consideration" is excluded from the definition of a control share acquisition. The Act, therefore, could not be more clear that the transfer of voting power must be contractually enforceable in order to be an "acquisition," and that the mere formation of a "group" of shareholders in a nonbinding alignment does not rise to the level of a "control share acquisition" as defined in the Michigan statute.

     The Michigan Legislature wisely chose to establish a bright line test for determining whether the Michigan Act has been triggered. There must be either an acquisition of shares or an acquisition of voting power. Otherwise, the Michigan Act would become a trap for the unwary, and the voting rights of the shareholders in Michigan corporations would be left to the uncertainties of a case-by-case judicial determination of whether shareholders were deemed to have acquired control shares by virtue of their having "acted together" or exercised their First Amendment rights to collectively express a view in favor of, or in opposition to, a proposed tender offer.

     Thirdly, although the Michigan Attorney General generally extends deference to the Indiana Attorney General in questions of interpreting Indiana law, the Michigan Attorney General would respectfully submit that, even under Indiana law, Indiana's argument is a "stretch." The Indiana Comments, upon which the

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

Indiana Attorney General relies, say nothing about a "deemed" acquisition. Quite simply, the Official Comments to the Indiana act state that


     [T]he acquisition of control shares may be "directly or indirectly, alone or as part of a group" - meaning that the legal form of the acquisition, whether the acquisition is made by one person or by two or more persons acting cooperatively or in concert, will not affect application of the Chapter. This is similar to the "group" - approach adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934. See Reg. 13d-5, 17 C.R.R. [sic] ss. 240.13d-5.

Official Comments to Ind. Code ss.23-1-42-1 (West 1989) (on file in Appellants' Addendum at A-13). Nothing in the final sentence of this comment says anything about a "deemed" acquisition in the Indiana act; nor does it make a comparison of a "deemed" acquisition provision in the Indiana act to a "deemed" acquisition provision in the federal regulation. It is one thing to compare the use of the term "group" under the Indiana act and in the federal regulation and note a similarity in the factors to consider when determining whether or not shareholders are acting as a group when one of them makes an acquisition. It is something else to suggest that this final sentence substantively alters the definition of "acquisition" under either Indiana or Michigan law to include a "deemed" acquisition provision expressly stated in the Federal regulation. Surely, if either the Michigan or Indiana Legislature had intended to incorporate into their statute the "deemed" acquisition

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

provision expressly stated in the federal regulation, they could have done so(2). This is especially true if, as the Indiana Attorney General now suggests, this was the mechanism that the Indiana Legislature set up to establish the "neutrality" and constitutionality of their statute.

     Finally, this Court should also reject the "deemed acquisition" argument because it would undermine shareholder democracy in publicly held Michigan corporations. Shareholders would be prevented from aligning to replace management, call a special meeting, propose new directors, or oppose a coercive or inadequate tender offer. Shareholders also would be discouraged from communicating with one another for fear that they would be accused of having formed an alignment or group at the pain of losing the right to vote their stock.

----------------
(2) The Indiana Attorney General argues that the failure to read a "deemed" acquisition provision into the Michigan Act would "eviscerate" the law. (Indiana Amicus Brief at p. 10.) By way of example, the Indiana Attorney General suggests that such a provision is necessary because, otherwise, "a determined bidder, management team or family [would be enabled] simply to acquire and hold just below the thresholds and then at the last instant join together to oppose or favor an acquisition of a company, as the case may be, depriving shareholders of the democracy that the Statutes are designed to provide." (ID.) To the extent that the Indiana Attorney General complains of shareholders joining together to support or oppose a proposed corporate action, this is not something to be shunned. It is a classic example of the EXERCISE OF their democratic rights. To the extent that the Indiana Attorney General complains of a "determined bidder" or group of bidders making a series of actual acquisitions as part of a plan or scheme to take over a company, those acquisitions should be a "control share acquisition" under the express terms of the Michigan Act. Mich. Comp. Laws ss.ss.450.1790(2), 450.1791(1).

This Court should not accept the District Court's judicial revision of the Act, which would lead to these harmful consequences.

II. THE MICHIGAN ACT IS CONSTITUTIONAL WITHOUT A "DEEMED" ACQUISITION
    PROVISION

     The Indiana Attorney General also argues that the failure to incorporate, SUB SILENTIO, a deemed acquisition provision would create a risk that the MICHIGAN Act would be rendered unconstitutional under the Supreme Court's analysis of the Indiana control share acquisitions act in CTS CORP. V. DYNAMICS CORP. OF AMERICA, 481 U.S. 69 (1987). Essentially, the Indiana Attorney General argues that a finding of "neutrality" between management and hostile tender offerors was essential to the CTS Court's holding that the Indiana law did not violate the Constitution of the United States, and that a failure to read a "deemed" acquisition rule into the Michigan Act would destroy its constitutionality. This argument is both incorrect and illogical.(3)

     The CTS Court made no mention whatsoever of a "deemed" acquisition provision in upholding the Indiana statute, and there is nothing in the CTS Court's


--------------------
(3) Even if this Court were to find that Michigan's control share statute was not "neutral" in its application towards different groups of investors, that finding alone may not justify a ruling that the statute is unconstitutional. "To say that Congress wanted to be neutral between bidder and target - a conclusion reached in many of the Court's opinions - is not to say that it also forbade the states to favor one of those sides." AMANDA ACQUISITION CORP. V. UNIVERSAL FOODS CORP., 877 F.2d 496, 503 (7th Cir. 1989)(citations omitted).

opinion that suggests that it relied on the incorporation of a "deemed" acquisition provision to justify sustaining the Indiana law. In fact, while the Indiana Attorney General relies heavily on a fleeting reference to SEC Rule 13d-5 in the Official Comments to the Indiana Act to support his opinion that the Indiana law incorporated Appellees' "deemed acquisition" rule, these comments (which themselves make no reference to any notion of "deemed" acquisition) were not even published in draft form until December 10, 1987, eight months AFTER the CTS opinion was issued. Thus, there is simply no basis to suggest that the Supreme Court's decision to uphold the Indiana statute was in any way based on an unstated "deemed" acquisition provision in that law.

     Moreover, the Indiana Attorney General has it exactly backwards when it argues that it is necessary to impute a "deemed acquisition" provision into the Michigan Act to preserve the "neutrality" of the Michigan Act. Michigan's statute applies evenhandedly to "groups" of shareholders who support, as well as those that oppose, tender offers. If, on the other hand, a "deemed" acquisition provision were read into the Michigan Act, it would substantially tip the balance in favor of tender offerors in those corporations where some or all of the directors are themselves substantial shareholders because they will lose the right to vote their shares if, as directors, they collectively oppose the tender offer. Thus, under the Indiana Attorney General's proffered interpretation, a corporation cannot engage in self defense against a would-be acquirer without converting all objecting directors into a single shareholder group. Such an interpretation would have the devastating consequence of promoting hostile and unfriendly takeovers of corporations and would render these corporations powerless to defend themselves. This certainly is not the law passed by the Michigan Legislature, nor should it be so rewritten by the Court.

                          CONCLUSION AND RELIEF SOUGHT
                          ----------------------------

     The Indiana Attorney General's opinion about the MICHIGAN Control Share Acquisitions Act is entitled to no weight and should be disregarded entirely.

     By its terms, the Michigan Control Share Acquisitions Act is triggered only when an acquiring person ACQUIRES either 1) shares; or 2) the actual power in fact to direct the voting of another's shares. There was no justifiable basis under the rules of statutory construction for the district court to have written into the Act a "deemed" acquisition provision, and the lower court's opinion must be reversed.

                                        Respectfully submitted,

                                        Michael A. Cox
                                        Attorney General

                                        Thomas L. Casey
                                        Solicitor General
                                        Co-Counsel of Record



                                        Paul F. Novak
                                        Assistant Attorney General
                                        Consumer Protection Division
                                        P.O. Box 30213, Lansing, MI 48913
                                        517/335-0855

Dated: August 4, 2003

                             CERTIFICATE OF SERVICE
                             ----------------------

     I hereby certify that, on August 4, 2003, I served one copy of the Motion of Amicus Curiae State of Michigan for Leave to File Late Its Brief in Support of Appellants and in Support of Reversal and Brief of Amicus Curiae State of Michigan in Support of Appellants and in Support of Reversal on Carl H. von Ende, lead counsel for Plaintiffs-Appellees, and on Joseph Aviv, lead counsel for Defendants-Appellants, by first-class mail addressed as follows:


Carl H. von Ende, Esq.
Miller, Canfield, Paddock & Stone, P.L.C.
Suite 2500
150 West Jefferson Avenue
Detroit, Michigan 48226-4415


Joseph Aviv, Esq.
Miro Weiner & Kramer, P.C.
Suite 100
38500 Woodward Avenue
P.O. Box 908
Bloomfield Hills, Michigan 48303-0908

                                        ----------------------------------------
                                        Holly L. Gustafson
                                        Legal Secretary
                                        Michigan Department of Attorney General


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